                                    FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D. C. 20549

                                 CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): AUGUST 29, 1997 (AUGUST 15,
1997)

                              OUTDOOR SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)


           DELAWARE               0-28256                 86-0736400
(State or other jurisdiction    (Commission              (IRS Employer
      of incorporation)         File Number)          Identification No.)


2502 NORTH BLACK CANYON HIGHWAY, PHOENIX, ARIZONA                          85009
                      (Address of principal executive offices)        (Zip Code)


Registrant's telephone number, including area code      (602) 246-9569


                                 NOT APPLICABLE
         (Former name or former address, if changed since last report.)

   ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

           Pursuant to the Agreement of Purchase and Sale dated April 30, 1997 between the Registrant and Minnesota Mining and Manufacturing Company ("3M"), on August 15, 1997, the Registrant completed the acquisition (the "3M Media Acquisition") of all of the issued and outstanding capital stock of National Advertising Company, a subsidiary of 3M operating 3M's outdoor advertising assets ("3M Media"), for approximately $1 billion in cash. In conjunction with the completion of the 3M Media Acquisition, the Registrant sold certain of the assets acquired from 3M to (i) The Lamar Corporation ("Lamar"), pursuant to an Asset Purchase Agreement dated August 15, 1997 between the Registrant and Lamar, for a purchase price of approximately $116 million in cash and (ii) another outdoor advertising company for a purchase price of approximately $1 million in cash.

           The assets acquired by the Registrant upon the completion of the 3M Media Acquisition, after giving effect to the sales of assets described above, consisted of approximately 20,800 bulletins and 2,400 poster panels in 38 states, and approximately 6,700 advertising displays in 690 regional malls throughout the United States.

           The Registrant financed the purchase price of the 3M Media Acquisition and the fees and expenses associated with the 3M Media Acquisition and the acquisition financing through (i) approximately $392.1 million in net proceeds from the sale of Common Stock in a public offering completed on May 28, 1997 (the "Common Stock Offering"); (ii) approximately $485.8 million in net proceeds from an offering of 8-7/8% Senior Subordinated Notes due 2007 completed on June 23, 1997 (the "Notes Offering"); and (iii) borrowings under its senior credit facility which was amended and restated on August 15, 1997 to, among other things, provide for up to $400 million of revolving credit loans and up to $500 million of term loans under the United States portion of the senior credit facility. Pending the completion of the 3M Media Acquisition, the Company used approximately $579 million of the net proceeds of the Common Stock Offering and the Notes Offering to reduce indebtedness outstanding under the senior credit facility and invested the balance of such net proceeds into short term interest bearing securities.

   ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

      (a)   Financial Statements of Businesses Acquired.

            The following financial statements of National Advertising Company are included as Annex A hereto:

            -     Report of Independent Accountants.

            -     Balance Sheets as of December 31, 1995 and 1996 and June 30,
                  1997.

            - Statements of Income for the Years Ended December 31, 1994, 1995 and 1996 and the six months ended June 30, 1996 and 1997.

            - Statements of Cash Flows for the Year Ended December 31, 1994, 1995 and 1996 and the six months ended June 30, 1996 and 1997.

            -     Notes to Financial Statements.

      (b)   Pro Forma Financial Information.

            The required pro forma financial information will be filed by amendment to this report as soon as practicable but in no event later than October 30, 1997.

      (c)   Exhibits.

            99.1 Agreement of Purchase and Sale, dated April 30, 1997, by and between the Registrant and Minnesota Mining and Manufacturing Company. (Filed as Exhibit 99.1 to the Registrant's Registration Statement on Form S-3 No. 333-26407 and incorporated herein by reference.)

            99.2 Asset Purchase Agreement dated August 15, 1997, by and between the Registrant and The Lamar Corporation.

            99.3 Fifth Amended and Restated Credit Agreement, dated as of August 15, 1997, among the Registrant, Mediacom Inc., the several lenders parties thereto and Canadian Imperial Bank of Commerce, as agent.

                                    SIGNATURE


           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


   Dated:  August 29, 1997


                                             OUTDOOR SYSTEMS, INC.



                                             By:  /s/  BILL M. BEVERAGE
                                                  ------------------------------
                                                  Bill M. Beverage
                                                  Chief Financial Officer,
                                                  Treasurer and Secretary

                                    ANNEX A

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors of
Minnesota Mining and Manufacturing Company

     We have audited the accompanying balance sheets of National Advertising Company (the Company) as of December 31, 1995 and 1996, and the related statements of income and cash flows for each of the three years in the period ended December 31, 1996. These financial statements have been prepared on the basis described in Note 1 and are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of National Advertising Company as of December, 31, 1995 and 1996 and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.

COOPERS & LYBRAND L.L.P.

Chicago, Illinois
March 21, 1997, except for Note 10,
as to which the date is May 1, 1997

                          NATIONAL ADVERTISING COMPANY

                                 BALANCE SHEETS
                                 (IN THOUSANDS)

                                                                DECEMBER 31,
                                                            ---------------------      JUNE 30,
                                                              1995         1996          1997
                                                            --------     --------     -----------
                                                                                      (UNAUDITED)
ASSETS
Current assets:
  Trade receivables, net of allowances of $1,500,
     $1,767 and $1,443....................................  $ 24,512     $ 21,896      $  20,559
  Inventories.............................................     3,508        4,047          3,304
  Prepaid land rents, current portion.....................    13,994       15,189         16,934
  Deferred income taxes...................................     5,492        5,702          5,702
  Other current assets....................................     1,237        1,411            860
                                                            --------     --------      ---------
          Total current assets............................    48,743       48,245         47,359
Property, plant and equipment, net of accumulated
  depreciation and amortization...........................   128,436      127,362        128,291
Prepaid land rents, non-current portion...................       907        1,885          1,891
Other assets..............................................       324          200            179
                                                            --------     --------      ---------
          Total assets....................................  $178,410     $177,692      $ 177,720
                                                            ========     ========      =========
LIABILITIES AND NET ASSETS
Current liabilities:
  Accounts payable........................................  $  2,856     $  1,684      $   1,281
  Accrued payroll and related expenses....................     6,191        6,149          6,072
  Deferred revenue........................................       736        1,053            563
  Accrued legal...........................................     2,756        3,331          1,731
  Accrued workers compensation............................     2,970        2,540          2,540
  Accrued property taxes..................................     1,817          966          1,557
  Other current liabilities...............................     6,163        6,478          4,244
                                                            --------     --------      ---------
          Total current liabilities.......................    23,489       22,201         17,988
Deferred income taxes.....................................     6,931        9,763          9,763
                                                            --------     --------      ---------
          Total liabilities...............................    30,420       31,964         27,751
Net assets................................................   147,990      145,728        149,969
                                                            --------     --------      ---------
          Total liabilities and net assets................  $178,410     $177,692      $ 177,720
                                                            ========     ========      =========

   The accompanying notes are an integral part of these financial statements.

                          NATIONAL ADVERTISING COMPANY

                              STATEMENTS OF INCOME
                                 (IN THOUSANDS)

                                                                               SIX MONTHS ENDED
                                          YEAR ENDED DECEMBER 31,                  JUNE 30,
                                    ------------------------------------     ---------------------
                                      1994         1995          1996          1996         1997
                                    --------     ---------     ---------     --------     --------
                                                                             (UNAUDITED)
Revenues..........................  $221,540     $ 232,162     $ 239,469     $116,708     $116,204
  Agency commissions..............   (24,592)      (26,744)      (28,159)     (14,675)     (14,395)
                                    --------     ---------     ---------     --------     --------
Net revenues......................   196,948       205,418       211,310      102,033      101,809
Operating expenses:
  Direct advertising..............   (97,673)     (102,485)     (104,510)     (52,412)     (49,174)
  Selling and marketing...........   (33,749)      (34,646)      (34,713)     (17,688)     (16,877)
  General and administrative......   (12,024)      (11,790)      (12,406)      (6,044)      (5,177)
  Depreciation and amortization...   (18,061)      (17,144)      (15,382)      (7,656)      (7,695)
  (Loss) gain on disposal of
     property and equipment.......      (343)          806           (21)         704           54
                                    --------     ---------     ---------     --------     --------
Operating income..................    35,098        40,159        44,278       18,937       22,940
Interest income, net..............     1,147         1,924         2,059          797          865
                                    --------     ---------     ---------     --------     --------
          Income before income
            taxes.................    36,245        42,083        46,337       19,734       23,805
Provision for income taxes........   (14,967)      (17,510)      (19,122)      (8,150)      (9,831)
                                    --------     ---------     ---------     --------     --------
Net income........................  $ 21,278     $  24,573     $  27,215     $ 11,584     $ 13,974
                                    ========     =========     =========     ========     ========

   The accompanying notes are an integral part of these financial statements.

                          NATIONAL ADVERTISING COMPANY

                            STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                                SIX MONTHS ENDED
                                               YEAR ENDED DECEMBER 31,              JUNE 30,
                                            ------------------------------     -------------------
                                              1994       1995       1996        1996        1997
                                            --------   --------   --------     -------     -------
                                                                                   (UNAUDITED)
Cash flows from operating activities:
  Net income..............................  $ 21,278   $ 24,573   $ 27,215     $11,584     $13,974
  Adjustments to reconcile net income to
     net cash provided by operating
     activities:
     Depreciation and amortization........    18,061     17,144     15,382       7,656       7,695
     Loss (gain) on disposal of property
       and equipment......................       343       (806)        21        (704)        (54)
     Deferred income tax provision........     2,121        562      2,622
     Provision for doubtful accounts......       628        840        694         504
  Changes in operating assets and
     liabilities:
     (Increase) decrease in trade
       receivables........................    (3,685)    (2,566)     1,922       1,817       1,337
     Decrease (increase) in inventories...     1,274      5,125       (539)        189         743
     Increase in other assets.............      (394)    (1,612)    (2,347)     (1,943)     (1,200)
     (Decrease) increase in accounts
       payable............................      (190)       665     (1,172)     (1,392)       (403)
     Increase (decrease) in accrued
       payroll and related expenses.......       255      2,271        (42)         31         (33)
     Decrease in other liabilities........    (2,277)      (983)       (74)       (492)     (3,777)
                                            --------   --------   --------     -------     -------
          Net cash provided by operating
            activities....................    37,414     45,213     43,682      17,250      18,282
                                            --------   --------   --------     -------     -------
Cash flows from investing activities:
  Purchases of property and equipment.....   (26,142)   (24,963)   (17,497)     (9,239)     (9,986)
  Proceeds from sales of property and
     equipment............................     1,956      3,608      3,292       2,282       1,437
  Payment for non-compete agreement.......        --       (312)        --                      --
                                            --------   --------   --------     -------     -------
          Net cash used in investing
            activities....................   (24,186)   (21,667)   (14,205)     (6,957)     (8,549)
                                            --------   --------   --------     -------     -------
Cash flows from financing activities:
  Payments of dividends...................   (13,000)   (18,000)   (20,000)         --     (10,000)
  Net change in net assets................      (228)    (5,546)    (9,477)    (10,293)        267
                                            --------   --------   --------     -------     -------
          Net cash used in financing
            activities....................   (13,228)   (23,546)   (29,477)    (10,293)     (9,733)
                                            --------   --------   --------     -------     -------
Net change in cash........................  $     --   $     --   $     --     $    --     $    --
                                            ========   ========   ========     =======     =======

   The accompanying notes are an integral part of these financial statements.

                          NATIONAL ADVERTISING COMPANY

                         NOTES TO FINANCIAL STATEMENTS
                                 (IN THOUSANDS)

1. BASIS OF PRESENTATION

     The accompanying financial statements include certain accounts of National Advertising ("NADCO" or "the Company"), that are primarily dedicated to the outdoor media and mall advertising businesses in the United States. The Company is a wholly-owned subsidiary of Minnesota Mining and Manufacturing Company ("3M"). The accounts of the Company have been adjusted to exclude the effects and results of the following: (1) the Travel Center Advertising business and (2) the In-Store Media program utilizing 3M Floorminder's Graphics.

     The financial statements present the historical financial position, results of operations and cash flows of the Company, on the basis described above. Other than amounts related to the customary time lag in paying monthly charges, the Company has excluded from the balance sheets assets and liabilities related to its employees' participation in the 3M pension and other postretirement benefit plans. Current federal and state income taxes payable have been recorded as a component of net assets.

     NADCO owns and operates advertising display faces in outdoor and other out-of-home media, selling the advertising space to national, regional and local advertisers throughout the United States.

     The statement of income reflects an allocation of certain costs and expenses from 3M based on services provided by 3M (see Notes 2, 6 and 8). The accompanying financial statements may not necessarily be indicative of the financial position, results of operations or cash flows of the Company in the future or what the financial position, results of operations or cash flows would have been had the Company been a separate, independent company during the periods presented.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

REVENUE RECOGNITION

     NADCO's revenues are generated from contracts with advertisers generally covering periods ranging from one to thirty-six months. NADCO recognizes revenues ratably over the contract term and defers customer prepayments of rental fees. Costs incurred for the production of outdoor advertising displays are recognized in the initial month of the contract or as incurred during the contract period.

PREPAID LAND RENT

     Most of NADCO's advertising structures are located on leased land. Land rents are generally paid in advance for periods ranging from one to twelve months. Prepaid rents are expensed ratably over the related rental term.

INVENTORIES

     Inventories consist principally of parts and materials for the construction and replacement of outdoor and mall advertising signage. Inventories are stated at the lower of cost of market, cost being determined using the first-in, first-out (FIFO) method.

PROPERTY, PLANT AND EQUIPMENT

     Property, plant, and equipment are stated at cost. Depreciation is recorded using the straight-line method over estimated useful lives of the assets.

     Repairs and maintenance are charged to expense when incurred. Expenditures for significant improvements are capitalized. Upon sale or retirement of property, plant and equipment, the cost and accumulated

                          NATIONAL ADVERTISING COMPANY
depreciation are eliminated from the accounts, and the related gain or loss is included in the statement of income.

IMPAIRMENT OF LONG-LIVED ASSETS

     Effective January 1, 1996, the Company adopted Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of. The Company assesses the impairment of its long-lived assets, including intangibles and property and equipment, whenever economic events or changes in circumstances indicate that the carrying amounts of the assets may not be recoverable. Long-lived assets are considered to be impaired when the sum of the expected future operating cash flows, undiscounted and without interest charges, is less than the carrying amounts of the related assets. No adjustment was necessary as a result of the above adoption.

PENSION AND POSTRETIREMENT PLANS

     NADCO employees participate in 3M pension and other postretirement plans. The Company has accounted for its participation in the 3M plans as a participation in multi-employer plans. Accordingly, the statement of income includes an allocation from 3M for the costs associated with the NADCO employees who participate in these plans that is comparable to the Company's required contribution to the plans for the periods presented. Additionally, no assets and liabilities have been reflected in the balance sheets related to the overall 3M pension and other postretirement benefit plans since it is not practicable to segregate the amounts applicable to the Company.

INCOME TAXES

     The Company is included in the consolidated income tax returns of 3M. The Company has no tax-sharing agreement, formal or informal, with 3M. For purposes of the accompanying financial statements, income taxes are determined on the "separate return" method. The financial statements reflect the application of Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes, for all periods presented. Current federal and state income taxes payable for the Company's operations are included in Net Assets as 3M pays all income taxes and receives all income tax refunds on the Company's behalf.

     Deferred income taxes are recognized for the future tax consequences of differences between the bases of assets and liabilities and their financial-reporting amounts at each year-end based on enacted laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized. Income tax expense is the payable for the period and the change during the period in deferred tax assets and liabilities.

ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

                          NATIONAL ADVERTISING COMPANY

3. PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment at December 31, 1995 and 1996 consists of the following:

                                                                     1995          1996
                                                                   ---------     ---------
    Signs, principally outdoor advertising structures............  $ 262,766     $ 272,219
    Land.........................................................      3,624         3,578
    Buildings and leasehold improvements.........................      6,289         6,261
    Machinery and equipment......................................      1,261         1,138
    Mobile equipment.............................................      5,951         5,457
    Furniture and fixtures.......................................      8,711         9,762
    Construction in progress.....................................      4,954         2,313
                                                                   ---------     ---------
                                                                     293,556       300,728
    Accumulated depreciation and amortization....................   (165,120)     (173,366)
                                                                   ---------     ---------
    Property, plant and equipment, net...........................  $ 128,436     $ 127,362
                                                                   =========     =========

4. NET ASSETS

     Net assets is comprised of the following components at December 31, 1995 and 1996:

                                                                         1995       1996
                                                                       --------   --------
    Capital..........................................................  $  4,000   $  4,000
    Retained earnings................................................   163,671    170,886
    Intercompany accounts with affiliates............................   (19,681)   (29,158)
                                                                       --------   --------
                                                                       $147,990   $145,728
                                                                       ========   ========

     The authorized capital stock of the Company consists of 50,000 shares of no par common stock, of which 40,000 shares are issued and outstanding.

     As discussed in Notes 1 and 2, the intercompany accounts with affiliates include net charges from 3M and other affiliates for various services and cost allocations. In addition, the intercompany accounts with affiliates include liabilities relating to current federal and state income taxes, and state sales and use taxes.

5. OPERATING LEASES

     Rental expense for operating leases totaled $35,441, $36,775, and $38,754 including contingent rental payments of $2,136, $2,802, and $3,251 for the years ended December 31, 1994, 1995 and 1996, respectively. Contingent payments are primarily based on related signage revenues. Land leases are generally entered into for terms of 10 years or less.

     Minimum future lease commitments at December 31, 1996 for the next five years are as follows:

                                                                OTHER      LAND
                                                                LEASES    LEASES      TOTAL
                                                                ------   --------   ---------
    1997......................................................   $ 95    $ 33,680     $33,775
    1998......................................................     29      33,733      33,762
    1999......................................................     19      33,819      33,838
    2000......................................................      5      33,846      33,851
    2001......................................................             33,860      33,860
                                                                 ----    --------    --------
    Total minimum lease payments..............................   $148    $168,938    $169,086
                                                                 ====    ========    ========

                          NATIONAL ADVERTISING COMPANY

     The total minimum lease payments for land leases assumes that the company will continue to renew, at current lease rates, its existing leases which may expire during the five years presented.

6. EMPLOYEE BENEFITS

PENSION PLANS

     Substantially all of the Company's employees participate in defined benefit pension plans sponsored by 3M. 3M's pension benefits are based principally on an employee's years of service and compensation near retirement. 3M has allocated pension expense to the Company of approximately $1,793 $1,711 and $1,861, in 1994, 1995 and 1996, respectively.

POSTRETIREMENT BENEFITS OTHER THAN PENSIONS

     Under various 3M plans, the Company provides health care and life insurance benefits to substantially all employees who reach retirement age while employed by 3M, their covered dependents and beneficiaries. 3M has allocated to the Company postretirement benefit expense of approximately $711, $768, and $949 for the years ended December 31, 1994, 1995 and 1996, respectively.

DEFINED CONTRIBUTION PLANS

     Employees of the Company also participate in a 3M sponsored Employee Savings Plan under section 401(k) of the Internal Revenue Code. Under this plan, 3M matches employee contributions of up to 6 percent of compensation at rates ranging from 10 to 85 percent depending upon 3M financial performance. 3M's matching contributions to the employee savings plan are funded through an employee stock ownership plan. The Company's allocation of the expense related to the Employee Savings Plan was $425, $430, and $478 in 1994, 1995, and 1996, respectively.

7. INCOME TAXES

     The provision for income taxes for the years ended December 31, 1994, 1995 and 1996 is comprised of the following amounts:

                                                             1994        1995        1996
                                                            -------     -------     -------
    Provision for income taxes:
      Federal:
         Current..........................................  $10,294     $13,582     $13,225
         Deferred.........................................    1,699         450       2,100
                                                            -------     -------     -------
                                                             11,993      14,032      15,325
      State and local:
         Current..........................................    2,552       3,366       3,275
         Deferred.........................................      422         112         522
                                                            -------     -------     -------
                                                              2,974       3,478       3,797
                                                            -------     -------     -------
    Total provision for income taxes......................  $14,967     $17,510     $19,122
                                                            =======     =======     =======

     The effective tax rate differs from the U.S. federal statutory rate principally due to state income taxes and certain non-deductible expenses.

                          NATIONAL ADVERTISING COMPANY

     The tax effects of temporary differences which gave rise to deferred income tax assets and liabilities consisted of the following:

                                                               1994        1995       1996
                                                              -------     ------     ------
    Deferred income tax assets:
      Accrued vacation......................................  $   945     $1,017     $1,017
      Lease acquisition costs...............................      677        868      1,153
      Allowance for doubtful accounts.......................      570        603        711
      Accrued legal.........................................    1,108      1,108      1,339
      Accrued workers compensation..........................    1,194      1,194      1,021
      Other accrued liabilities.............................    1,510      1,570      1,614
                                                              -------     ------     ------
              Total deferred income tax assets..............    6,004      6,360      6,855
                                                              -------     ------     ------
    Deferred income tax liabilities:
      Property, plant & equipment...........................    6,734      7,656     10,773
      Other.................................................      147        143        143
                                                              -------     ------     ------
              Total deferred income tax liabilities.........    6,881      7,799     10,916
                                                              -------     ------     ------
    Net deferred income tax liabilities.....................  $   877     $1,439     $4,061
                                                              =======     ======     ======

     The deferred income tax assets and liabilities have been classified in the balance sheet as follows:

                                                               1994        1995       1996
                                                              -------     ------     ------
    Net deferred income tax assets -- current...............  $ 5,327     $5,492     $5,702
    Net deferred income tax liabilities -- non-current......    6,204      6,931      9,763
                                                              -------     ------     ------
    Net deferred income tax liabilities.....................  $   877     $1,439     $4,061
                                                              =======     ======     ======

8. TRANSACTIONS WITH RELATED PARTIES

     3M provides the Company with various services, including certain corporate accounting, finance and administration, facility management, human resource and legal. The cost allocations to the Company for such services were approximately $9,305, $9,058, and $9,183 for the years ended December 31, 1994, 1995 and 1996, respectively. The amounts allocated are based on historical or actual usage of services relative to the usage of the other participating affiliated businesses.

     Additionally, 3M allocates charges to the Company for its share of the annual self-insurance expense, consisting of workers' compensation, auto and general liability claims. This expense allocation is based upon the ratio of NADCO claims and loss development to the total amount of 3M claims and loss development. The self-insurance expense allocated to the Company was $5,284, $6,240, and $6,432 for the years ended December 31, 1994, 1995 and 1996, respectively.

     The Company also rents its corporate headquarters and is charged for the use of other 3M facilities. The expense allocated to the Company was $4,537, $4,281 and $5,227 for the years ended December 31, 1994, 1995 and 1996, respectively.

     Personnel of the Company use certain automobiles owned by 3M. The Company recognized $956, $930 and $993 in rental expense for 1994, 1995 and 1996, respectively, related to the use of these assets.

     The Company invests its excess cash with 3M in a participation investment account. Interest income earned was $1,249, $1,962 and $2,073 for the years ended December 31, 1994, 1995 and 1996.

                          NATIONAL ADVERTISING COMPANY

9. LITIGATION AND CLAIMS

     The Company is a defendant in a 1995 Florida federal court suit, filed by two former NADCO sales representatives who formed a company to compete with NADCO. This suit seeks approximately $36 million in damages for lost profits and punitive damages, allegedly arising out of violations of antitrust laws, intentional tortious interference with business opportunities and defamation of business reputation. Trial of this matter is scheduled to begin in April 1997. The plaintiffs have made settlement demands for amounts significantly less than the amount sought in the suit. Management believes it has adequate defenses, however, if liability is found, management is not able, at this time, to estimate the amount or range of potential loss.

     In addition to the above matter, various legal actions and claims are pending or may be instituted or asserted against the Company in the future, including those arising out of alleged personal injury, discrimination and antitrust violations, condemnation matters, permit appeals, property owner disputes, amortization issues, permit violation questions, lease disputes, foreclosures and property tax issues. Liabilities have been recorded for these matters to the extent that it is probable that the Company will be found liable and the minimum amount of liability is determinable.

     Management believes that the ultimate outcome of all pending litigation, after considering recorded liabilities, would not have a material adverse effect on the Company's financial position or results of operations.

10. PENDING SALE OF THE COMPANY

     On April 30, 1997, 3M agreed to sell all of the outstanding common stock of the Company to Outdoor Systems, Inc. for approximately $1.0 billion cash.

11. UNAUDITED NOTE TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

BASIS OF PRESENTATION

     The accompanying unaudited interim financial statements have been prepared in accordance with generally accepted accounting principles applicable to interim financial statements. Accordingly, they do not include all of the information and notes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments and reclassifications considered necessary for a fair and comparable presentation have been included and are of a normal recurring nature. Operating results for the six months ended June 30, 1997, are not necessarily indicative of the results that may be expected for the year ending December 31, 1997.

                                  EXHIBIT INDEX



      NO.         DESCRIPTION
      ---         -----------
      23.1        Consent of Coopers & Lybrand L.L.P.

      99.1 Agreement of Purchase and Sale, dated April 30, 1997, by and between the Registrant and Minnesota Mining and Manufacturing Company. (Filed as Exhibit 99.1 to the Registrant's Registration Statement on Form S-3 No. 333-26407 and incorporated herein by reference.)

      99.2 Asset Purchase Agreement dated August 15, 1997, by and between the Registrant and The Lamar Corporation.

      99.3 Fifth Amended and Restated Credit Agreement, dated as of August 15, 1997, among the Registrant, Mediacom Inc., the several lenders parties thereto and Canadian Imperial Bank of Commerce, as agent.